UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.      )

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☐	Soliciting Material Pursuant to Section 240.14a-12
USG CORPORATION
(Name of registrant as specified in its charter)
_________________________________________________________________________________________________________________________
(Name of person(s) filing proxy statement, if other than the registrant)
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USG CORPORATION
USG Corporation Headquarters
550 West Adams Street
Chicago, Illinois 60661-3676

SUPPLEMENT DATED APRIL 20, 2018 TO
PROXY STATEMENT DATED MARCH 29, 2018
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 9, 2018
9:00 A.M. CHICAGO TIME
CHICAGO, ILLINOIS

Explanatory Note
On April 10, 2018, Gebr. Knauf KG (“Knauf”) announced that it intended to solicit our stockholders to vote against four Company Board nominees (the “Knauf Campaign”) who are up for election at our Company’s upcoming 2018 annual meeting of stockholders. In connection with the Knauf Campaign, on April 20, 2018, Knauf filed a definitive proxy statement with the SEC. We are not responsible for the accuracy of any information provided by or relating to Knauf contained in any proxy solicitation materials filed or disseminated by, or on behalf of, Knauf or any other statements otherwise made by Knauf. Knauf chooses which of our stockholders will receive Knauf’s solicitation materials. Knauf’s definitive proxy statement is available through the SEC’s website at www.sec.gov.
The following information supplements and amends our Company’s definitive proxy statement on Schedule 14A, that we filed with the SEC and furnished to stockholders on March 29, 2018 (the “Proxy Statement”), in connection with the solicitation by the Board of proxies to be voted at our annual meeting, and at any adjournment or postponement of the annual meeting. The annual meeting is scheduled to be held at 9:00 a.m., Chicago time, on Wednesday, May 9, 2018, at USG Corporation, 550 West Adams Street, Chicago, Illinois 60661-3676. This supplement to the Proxy Statement (the “Proxy Supplement”), which should be read in conjunction with the Proxy Statement, is first being made publicly available to our stockholders on or about April 20, 2018. The information contained in this Proxy Supplement replaces and supersedes any inconsistent information set forth in the Proxy Statement. We are providing this supplemental information in addition to that contained in the Proxy Statement as a result of the Knauf Campaign.
All capitalized terms used but not defined in this Proxy Supplement have the meanings ascribed to them in the Proxy Statement.
Our Board recommends a vote “FOR” the election of each of the four nominees for director named in USG’s Proxy Statement. Please vote your shares promptly by using the Internet (www.proxyvote.com) or the telephone (toll-free at 1-800-690-6903). If you received a paper copy of a proxy or voting instruction form for the annual meeting by mail, you may submit that form by completing, signing, dating and returning it in the pre-addressed envelope provided. If you hold shares through a broker (i.e., in street name), you have the right to direct your broker how to vote your shares. Please contact your broker directly if you have questions about how to provide such instructions.
If you previously voted on Knauf’s gold proxy card, you have every right to change your vote. Your later dated WHITE proxy card, or your vote at a later date by Internet or telephone, will revoke any prior proxy. Only your last dated proxy will count. Attending the annual meeting will not revoke your proxy unless you specifically request it to be revoked. If your shares are held for you by a broker, bank or nominee, you must contact the broker, bank or nominee to revoke a previously authorized proxy.
Your vote is very important. Even if you plan to attend the annual meeting, we request that you vote your shares as soon as possible.

Annual Meeting Voting Standards
As disclosed in the Proxy Statement and required by our bylaws, assuming a quorum is present at the annual meeting, each of the matters specified in the notice of the annual meeting requires the affirmative vote of a majority of the shares actually voted at the meeting in person or by proxy.
The say-on-pay vote is non-binding. However, our Board will review the results of such vote and will take them into account in making determinations concerning executive compensation.
If one or more of our director nominees standing for re-election do not receive a majority of the votes cast “for” their re-election at the annual meeting, they will become holdover directors under Delaware law and will continue to have the legal authority equal to the other members of the Board. There is no obligation under our governing documents for any such director to tender a resignation. With respect to our director nominee standing for election for the first time, she would not be elected by the stockholders if she does not receive a majority of the vote “for” her election and, as a result, would not become a director of the Board at the conclusion of the annual meeting. In the event one or more director nominees do not receive a majority of the vote cast “for” their re- election or election, as applicable, the Board will consider what actions, if any, to take in response. To date, no decisions have been made in this regard.
Broker Non-Votes
Under NYSE rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who do not provide voting instructions. Given the contested nature of the annual meeting, the NYSE rules governing brokers’ discretionary authority will not permit brokers to exercise discretionary authority regarding any of the proposals to be voted on at the annual meeting.
If you hold your shares in street name, it is critical that you cast your vote by instructing your bank, broker or other nominee on how to vote if you want your vote to be counted at the annual meeting.
Note Regarding Proxy Materials

You may access an electronic copy of this Proxy Supplement, the Proxy Statement, Notice of Annual Meeting of Stockholders, Letter to Shareholders, form of proxy and our Annual Report on Form 10-K for the year ended December 31, 2017 at www.proxyvote.com.
If you have any questions, require assistance in voting your WHITE proxy card, or need additional copies of USG Corporation’s proxy materials, please contact D.F. King & Co, Inc. at the phone numbers listed below.

D.F. King & Co., Inc.
48 Wall Street
New York, NY 10005
Banks and Brokers Call: (212) 269-5550
All Others Call: (866) 745-0273
Email: usg@dfking.com

Even if you plan to attend the meeting, please vote as soon as possible using one of the following methods:
By Telephone: In the U.S. or Canada, you can vote your shares toll-free by calling 1-800-690-6903.
By Internet: You can vote your shares online at www.proxyvote.com.
By Mail: You can vote by mail by completing, dating, and signing your proxy card or voting instruction form and returning it in the postage-paid envelope.

MISCELLANEOUS INFORMATION
Participants in the Solicitation
Under applicable SEC rules and regulations, our directors, director nominees, and certain officers and other employees of our Company are considered “participants” with respect to the Company’s solicitation of proxies in connection with the annual meeting. Certain information concerning these participants is set forth in the Proxy Statement, and this Proxy Supplement, including in Annex A hereto.
Method and Cost of Proxy Solicitation
We will bear the cost of the solicitation of proxies by our Company. Proxies are being solicited principally by mail, by telephone and through the Internet. In addition to providing you with these materials, some of our directors, director nominees and officers, as well as regular employees of our Company, may contact you by telephone, mail, email or in person. You may also be solicited by means of news releases issued by our Company, postings on our website, www.usg.com, and print advertisements. None of our directors, nominees, officers or employees will receive any extra compensation for soliciting you. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies. Upon request, we will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses they incur in forwarding proxy materials to street name holders.
As a result of the proxy solicitation initiated by Knauf, we have retained D.F. King & Co., Inc. (“D.F. King”) to act as a proxy solicitor for a fee not to exceed $500,000, plus reimbursement of reasonable out-of-pocket expenses incurred in the process of soliciting proxies. D.F. King estimates that approximately 50 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication or otherwise. Our Company has agreed to indemnify D.F. King against certain liabilities in the event such liabilities arise out of their participation in this solicitation.
Excluding amounts normally expended by our Company for a solicitation for an election of directors in the absence of a contest and costs represented by salaries and wages of our Company’s employees and officers, our Company’s aggregate expenses, including those of D.F. King, related to this proxy solicitation are expected to be approximately $1.1 million, of which approximately $420,000 has been incurred to date. These expenses are expected to include additional fees payable to our proxy solicitor; fees of outside counsel and other advisors to advise our Company in connection with the solicitation; and the costs of retaining an independent inspector of election.
Annex A sets forth information relating to certain of our directors, director nominees, officers and employees who are considered “participants” in this proxy solicitation under the rules of the SEC by reason of their position or because they may be soliciting proxies on our behalf.

ANNEX A TO 2018 PROXY SUPPLEMENT
ADDITIONAL INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION
Under applicable SEC rules and regulations, our directors, director nominees, and certain officers and other employees of our Company are considered “participants” with respect to the Company’s solicitation of proxies in connection with the annual meeting (the “Participants”). The following sets forth certain information about the Participants.
Directors and Nominees
The names of our directors and director nominees are set forth below. The business address for our incumbent directors is c/o USG Corporation, 550 West Adams Street, Chicago, Illinois 60661-3676. Our director nominee, Dana Cho, has a business address of c/o IDEO LP, 150 Forest Avenue, Palo Alto, CA 94301. The principal occupations of our directors and director nominees are set forth under Proposal 1 of the Proxy Statement entitled “Board of Directors and Corporate Governance — Proposal 1 — Election of Directors.”

Name
Jose Armario*
Dana S. Cho*
Gretchen R. Haggerty*
William H. Hernandez*
Thomas A. Burke
Matthew Carter, Jr.
Brian A. Kenney
Richard P. Lavin
Steven F. Leer
Jennifer F. Scanlon

*Nominated for Election

Certain Officers and Other Employees

The following table sets forth the name and principal occupation of our officers and employees who are Participants. The principal occupation refers to that person’s position with our Company. The principal business address for each is c/o USG Corporation, 550 West Adams Street, Chicago, Illinois 60661-3676.

Name	Position
Jennifer F. Scanlon	President and Chief Executive Officer
Matthew F. Hilzinger	Executive Vice President and Chief Financial Officer
Brian J. Cook	Executive Vice President and Chief Administrative Officer
Michelle M. Warner	Senior Vice President, General Counsel and Corporate Secretary
Sean M. Gillen	Vice President and Treasurer
William M. Madsen	Senior Director, Investor Relations

Information Regarding Ownership of Our Company’s Securities by Participants
Except as described in this Annex A or otherwise disclosed in the Proxy Statement or the Proxy Supplement, no Participant owns of record any shares of Company common stock that he or she does not own beneficially.

Information regarding the direct or indirect beneficial ownership of our common stock by each of our directors, director nominees and named executive officers, as well as all directors and executive officers of our Company as a group, as of March 12, 2018, the record date for the annual meeting, is set forth under the heading “Security Ownership of Directors, Nominees and Executive Officers” in the Proxy Statement. The number of our shares of our common stock beneficially owned by our Company’s other officers and employees who are Participants, as of March 12, 2018, is set forth below:

Name	Total Beneficial Stock and Stock Unit Holdings
Sean M. Gillen	0
William M. Madsen	0

Information Regarding Transactions in Our Company’s Securities by Participants
The following table sets forth information regarding purchases and sales of our common stock by the persons listed above under “Directors and Nominees” and “Certain Officers and Other Employees” during the past two years (March 12, 2016 through April 19, 2018). Unless otherwise indicated, all transactions were effected in the public market or pursuant to our Company’s equity compensation plans and none of the purchase price or market value of the securities listed below is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Participant	Transaction Date	Number of Shares	Transaction Description*
Jose Armario	3/31/2016	809.8805	DSU
	4/27/2016	1,488	Purchase
	6/30/2016	752.1625	DSU
	9/30/2016	779.4232	DSU
	12/31/2016	4,800.2743	DSU
	12/31/2017	3,102	Director
Thomas A. Burke	12/31/2016	4,114.5208	DSU
	12/31/2017	3,101.5766	DSU
Matthew Carter, Jr.	12/31/2016	4,114.5208	DSU
	12/31/2017	3,101.5766	DSU
Dana S. Cho	-	-	-
Brian J. Cook	6/7/2016	500	Gift
	12/7/2016	3,550	Gift
	2/8/2017	7,500	RSU Grant
	2/8/2017	9,680	MSU Disposal
	2/8/2017	8,518	MSU Vesting
	2/8/2017	2,782	Tax
	2/8/2017	12,898	MSU Grant
	3/3/2017	24,288	Option/Sale
	3/3/2017	15,136	Sale
	9/1/2017	2,228	Tax
	10/31/2017	30,000	Sale
	11/29/2017	1,446	Gift
	2/9/2018	300	Gift
	2/14/2018	11,962	MSU Disposal
	2/14/2018	15,909	MSU Vesting
	2/14/2018	4,776	Tax
	2/14/2018	16,437	MSU Grant
Sean M. Gillen	7/10/2017	10,000	RSU Grant
	2/14/2018	4,383	MSU Grant
	3/23/2018	591	MSU Grant
Gretchen R. Haggerty	12/31/2016	4,115	Director
	12/31/2017	3,102	Director

Participant	Transaction Date	Number of Shares	Transaction Description*
William H. Hernandez	12/31/2016	4,114.5208	DSU
	12/31/2017	3,101.5766	DSU
Matthew F. Hilzinger	4/16/2016	6,293	Tax
	12/5/2016	40,000	Sale
	12/8/2016	20,611	Family Partnership
	2/8/2017	18,876	MSU Disposal
	2/8/2017	16,611	MSU Vesting
	2/8/2017	5,273	Tax
	2/8/2017	32,244	MSU Grant
	2/13/2017	34,258	Option/Sale
	2/13/2017	11,338	Family Partnership
	2/13/2017	11,338	Sale
	2/27/2017	34,258	Option/Sale
	2/14/2018	28,708	MSU Disposal
	2/14/2018	38,182	MSU Vesting
	2/14/2018	12,587	Tax
	2/14/2018	32,873	MSU Grant
Brian A. Kenney	12/31/2016	4,115	Director
	12/31/2017	3,102	Director
Richard P. Lavin	12/31/2016	4,115	Director
	12/31/2017	3,102	Director
	3/31/2018	582.8936	DSU
Steven F. Leer	3/31/2016	890.8686	DSU
	6/30/2016	827.3787	DSU
	9/30/2016	857.3655	DSU
	12/31/2016	4,868.8497	DSU
	3/31/2017	674.9333	DSU
	6/30/2017	744.4598	DSU
	9/30/2017	658.6001	DSU
	12/31/2017	3,657.2758	DSU
	3/31/2018	65.959	DSU
William M. Madsen	2/8/2017	946	MSU Grant
	2/14/2018	702	MSU Disposal
	2/14/2018	934	MSU Vesting
	2/14/2018	324	Tax
	2/14/2018	1,315	MSU Grant
	3/6/2018	610	Sale
Jennifer F. Scanlon	9/6/2016	9,260	Sale
	11/1/2016	40,000	RSU Grant
	2/8/2017	11,616	MSU Disposal
	2/8/2017	10,222	MSU Vesting
	2/8/2017	3,252	Tax
	2/8/2017	85,985	MSU Grant
	6/5/2017	1,500	Purchase
	9/1/2017	2,345	Tax
	10/1/2017	1,173	Tax
	12/6/2017	6,045	Option/Sale
	2/14/2018	16,746	MSU Disposal
	2/14/2018	22,272	MSU Vesting

Participant	Transaction Date	Number of Shares	Transaction Description*
	2/14/2018	6,583	Tax
	2/14/2018	96,429	MSU Grant
Michelle M. Warner	2/8/2017	7,500	RSU Grant
	2/8/2017	16,122	MSU Grant
	2/14/2018	16,437	MSU Grant

* Transaction Description Codes:

Director—Grant of common stock under USG Corporation Non-Employee Director Compensation Program

DSU—Grant of deferred stock units pursuant to the USG Corporation Deferred Compensation Program for Non-Employee Directors

Family Partnership—Transfer of common stock from direct to indirect ownership through a family partnership

Gift—Bona fide gift

MSU Disposal—Number of Market Share Units (“MSUs”) surrendered to effect a corresponding MSU Vesting at a ratio based on the achievement of certain pre-defined market price levels during the performance period

MSU Grant—Grant of MSUs

MSU Vesting—Number of shares of common stock received upon vesting of previously granted MSUs at a ratio based on the achievement of certain pre-defined market price levels during the performance period

Option/Sale—Exercise of Employee Stock Option and sale of underlying common stock

Purchase—Open market or private purchase of non-derivative or derivative security; such purchase may result in such Participant either directly or indirectly beneficially holding common stock, as applicable

RSU Grant—Grant of Restricted Stock Units

Sale—Open market or private sale of non-derivative or derivative security; such sale may be of common stock beneficially held by the Participant either directly or indirectly, as applicable

Tax—Payment of exercise price or tax liability by delivering or withholding securities incident to the receipt, exercise or vesting of a security issued in accordance with Rule 16b-3

Miscellaneous Information Regarding Participants
Except as described in this Annex A or otherwise disclosed in the Proxy Statement or the Proxy Supplement, to the Company’s knowledge: (1) no Participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (2) no associate of any Participant owns beneficially, directly or indirectly, any securities of the Company; (3) no Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Company; (4) since January 1, 2017, no Participant nor any associate of a Participant is or was a party to any transaction, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any Participant, any associate of a Participant or any related person thereof had or will have a direct or indirect material interest; (5) no Participant, nor any associate of a Participant, has any arrangement or understanding with any person (a) with respect to future employment by the Company or its affiliates or (b) with respect to any future transactions to which the Company or any of its affiliates will or may be a party and; (6) excluding any director or executive officer of the Company acting solely in that capacity, no person who is a party to an arrangement or understanding pursuant to which a nominee for election as director is proposed to be elected has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the annual meeting.